SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2007

EBIX, INC.

(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 281-2020

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

Ebix, Inc.’s Annual Meeting of Stockholders was held on November 15, 2007.  The only proposal voted upon was the election of six directors for a term ending at the annual meeting in 2008.  All six nominated directors, Hans U. Benz, Pavan Bhalla, Neil D. Eckert, Rolf Herter, Hans Ueli Keller and Robin Raina, were elected by stockholders.

Furthermore, on November 21, 2007 the Board of Directors formally re-elected the members of its existing committees to serve the 2008 term.  Specifically, Pavan Bhalla, Hans Ueli Keller, and Hans U. Benz were re-elected to the Company’s Audit Committee.  Mr. Bhalla will serve as the financial expert and Chairman of the Audit Committee.  Hans U. Benz and Hans Ueli Keller were re-elected to the Company’s Compensation Committee.   Neil D. Eckert, Rolf Herter, and Hans Ueli Keller were re-elected to the Company’s Corporate Governance and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

November 21, 2007